BANKWELL FINANCIAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR OPERATING RESULTS AND DECLARES AN INCREASE TO THE FIRST QUARTER DIVIDEND
New Canaan, CT – January 30, 2019 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $3.3 million or $0.41 per share for the fourth quarter of 2018, versus $2.1 million or $0.27 per share for the same period in 2017 and GAAP net income of $17.4 million or $2.21 per share for the year ended 2018, versus $13.8 million or $1.78 per share for the year ended 2017.
The Company's Board of Directors declared a $0.13 per share cash dividend, payable February 25, 2019 to shareholders of record on February 15, 2019, representing an 8% increase when compared to the last quarter’s dividend.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
“Bankwell’s fourth quarter earnings per share of $0.41 includes the recognition of a loss on a non-performing lending relationship first disclosed in our Q1’18 earnings release.  The resultant impact on earnings per share was ($0.32). When originally disclosed, we identified two non-performing relationships and have continued to provide ongoing updates regarding their status.  One of these credits subsequently paid off in full with no loss to the Bank.  The remaining credit is comprised of two loans with a total original balance of $14.2 million, which subsequently amortized to $13.1 million. $6.2 million has now been charged off against these two loans and the Bank has an SBA guarantee of $2.7 million against the remaining balance of $6.9 million. This balance comprises approximately 50% of the Bank’s non-performing assets at year-end.  A more detailed discussion of the relationship can be found in Bankwell’s Investor Presentation released simultaneously with today’s earnings release.  The Bank and the borrower are working together toward an orderly liquidation, or other acceptable resolution, and management expects no material negative impact to earnings related to this borrower going forward. We view this loan to be idiosyncratic in nature and in no way representative of a decline in the overall credit quality of our portfolio. We are proud of our history of outstanding credit quality and conservative underwriting practices. Bankwell’s overall credit trends remain quite positive, with no deteriorating trends of note after accounting for the matter discussed above.”
 “The quarter’s results also include a $0.05 per share benefit from the reversal of a FIN48 tax reserve as well as a $0.09 per share benefit from consistent application of the Bank’s allowance for loan loss methodology, which accounts for historical portfolio trends. At year end, the total allowance for loan loss reserve represented 0.96% of total loans, and the general reserve provides 132% coverage of NPA’s not carrying a specific reserve.”
“I congratulate our team on a strong operating quarter. We saw robust loan originations of $94 million and deposits crossed the $1.5 billion threshold. Meanwhile, for the fourth quarter our operating expenses as a percentage of average assets have returned below 1.90%, again demonstrating our commitment to prudent spending. Our team’s combined efforts delivered a 10.19% return on average equity for our investors in 2018. Looking forward, we see a healthy loan pipeline and continued operating efficiency which will provide excellent momentum to begin the year.”
Fourth Quarter and Year Ended 2018 Highlights:

•	Total revenue (net interest income plus non-interest income) reached $60.2 million for the year ended 2018 compared to $59.0 million for the year ended 2017.
•	Tax equivalent net interest margin was 3.18% for the year ended 2018.
•	Total noninterest income was $3.9 million for the year ended 2018, which is 6% of total revenue.

•	The efficiency ratio was 58.2% and 59.2% for the fourth quarter and year ended 2018.
•	Noninterest expense compared to average assets totaled 1.93% for the year ended 2018.
•	Return on average assets for the year ended 2018 totaled 0.94% compared to 0.80% for the same period in 2017.
•	Return on average stockholders’ equity for the year ended 2018 totaled 10.19% compared to 8.93% for the same period in 2017.
•	The tangible common equity ratio and tangible book value per share was 9.16% and $22.06, respectively.
•	Total gross loans exceeded $1.6 billion and total assets approached $1.9 billion.
•	The allowance for loan losses was $15.5 million and represents 0.96% of total loans.
•	Investment securities totaled $116.6 million and represent 6% of total assets.
•	Total deposits exceeded $1.5 billion for the year ended 2018, an increase of $103.8 million or 7% compared to the year ended 2017.

Earnings
Net income for the quarter ended December 31, 2018 was $3.3 million, an increase of 56% compared to the quarter ended December 31, 2017. Net income for the year ended December 31, 2018 was $17.4 million, an increase of 26% compared to the year ended December 31, 2017. The increase in net income was primarily a result of higher net interest income and income tax expense savings resulting from the tax law change enacted in 2017.
Revenues (net interest income plus noninterest income) for the quarter ended December 31, 2018 were $15.1 million, a decrease of 3% compared to the quarter ended December 31, 2017. The decrease in total revenue was primarily driven by a decline in noninterest income resulting from the absence of refining the model assumptions used in calculating a servicing asset in 2017. Revenues for the year ended December 31, 2018 were $60.2 million, an increase of 2% compared to the year ended December 31, 2017. Net interest income for the quarter ended December 31, 2018 was $14.5 million, an increase of 4% compared to the quarter ended December 31, 2017. Net interest income for the year ended December 31, 2018 was $56.3 million, an increase of 4% compared to the year ended December 31, 2017. The growth in year to date revenues and net interest income were primarily driven by an increase in interest income on growing loan balances.
Basic and diluted earnings per share for the quarter ended December 31, 2018 were $0.42 and $0.41, respectively compared to both $0.27 basic and diluted earnings per share for the quarter ended December 31, 2017. Basic and diluted earnings per share for the year ended December 31, 2018 were $2.23 and $2.21, respectively, compared to $1.80 and $1.78 earnings per share, respectively, for the year ended December 31, 2017. Earnings per share for the fourth quarter of 2018 were negatively impacted by $0.32 as a result of an additional loss recognized on one nonperforming lending relationship previously disclosed in the first quarter of 2018, offset by a $0.09 benefit in the loan loss provision resulting from improving historical loss trends and a $0.05 benefit from a positive resolution of an uncertain tax position.
The Company’s efficiency ratios for the quarters ended December 31, 2018 and December 31, 2017 were 58.2% and 55.1%, respectively. The Company’s efficiency ratios for the year ended December 31, 2018 and December 31, 2017 were 59.2% and 54.9%, respectively. The increase in the efficiency ratio was driven by an increase in noninterest expense associated with the opening of three new branches during the second quarter of 2018 as well as a number of non-recurring expenses previously disclosed in the first quarter 2018 earnings release that caused our efficiency ratio to temporarily jump to 62.0%.

Noninterest Income and Expense
Noninterest income decreased $0.9 million to $0.6 million for the three months ended December 31, 2018 compared to the three months ended December 31, 2017. Noninterest income decreased $0.7 million to $3.9 million for the year ended December 31, 2018 compared to the year ended December 31, 2017. The decrease in noninterest income was primarily driven by the absence of refining the model assumptions used in calculating a servicing asset in 2017, a valuation allowance of $0.2 million recognized in the fourth quarter of 2018, partially offset by an increase in the gains realized on the sale of loans in 2018 as compared to 2017.
Noninterest expense increased $0.2 million or 3% for the three months ended December 31, 2018 compared to the three months ended December 31, 2017. The increase was primarily driven by an increase in professional services and marketing expenses. Professional services totaled $0.6 million for the three months ended December 31, 2018 compared to $0.5 million for the same period in 2017, an increase of $0.1 million. The increase in professional services was driven by increased costs related to audit fees. Marketing expenses totaled $0.4 million for the three months ended December 31, 2018 compared to $0.3 million for the same period in 2017, an increase of $0.1 million. The increase in marketing expenses was driven by increases in advertising related costs in support of our deposit gathering activities including but not limited to our three new branch locations, opened during the second quarter of 2018.
Noninterest expense increased $3.1 million or 10% for the year ended December 31, 2018 compared to the year ended December 31, 2017.  The increase was primarily driven by an increase in salaries and employee benefits and occupancy and equipment expenses. Salaries and employee benefits totaled $19.0 million for the year ended December 31, 2018 compared to $16.3 million for the same period in 2017, an increase of $2.7 million.  The increase in salaries and employee benefits was primarily driven by an increase in full time equivalent employees and a reduction in deferred loan origination costs as a result of lower loan volume. The increase in full time equivalent employees is in line with year over year business growth and driven by staffing for the three new branch locations. Average full time equivalent employees totaled 144 at December 31, 2018 compared to 134 at December 31, 2017. Occupancy and equipment expense totaled $6.8 million for the year ended December 31, 2018 compared to $6.2 million for the same period in 2017, an increase of $0.6 million. The increase in occupancy and equipment expense was primarily driven by expenditures associated with the opening of the new branch locations and improvements of existing infrastructure.
Financial Condition
Assets totaled $1.9 billion at December 31, 2018, an increase of 4% compared to assets of $1.8 billion at December 31, 2017. Total gross loans exceeded $1.6 billion at December 31, 2018, an increase of 4% compared to December 31, 2017, driven by growth in commercial real estate loans of $106.8 million, partially offset by the run-off in the residential loan portfolio. Deposits increased to $1.5 billion compared to $1.4 billion at December 31, 2017, an increase of 7% over December 31, 2017.
Asset Quality
Non-performing assets as a percentage of total assets was 0.75% at December 31, 2018, down from 1.17% at September 30, 2018 and up from 0.31% at December 31, 2017. The reduction in non-performing assets from the prior quarter was driven by a $6.2 million charge off attributable to one lending relationship. The year over year increase is primarily attributable to the remaining outstanding loan balances associated with the same lending relationship which carries a partial SBA guarantee. Net charge offs to average loans increased to 0.44% for the year ended December 31, 2018 driven by the $6.2 million charge off. The allowance for loan losses at December 31, 2018 was $15.5 million, representing 0.96% of total loans.

Capital
Shareholders’ equity totaled $174.2 million as of December 31, 2018, an increase of $13.2 million compared to December 31, 2017, primarily a result of net income for the year ended December 31, 2018 of $17.4 million, offset by dividends paid of $3.8 million and a $2.7 million impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps. As of December 31, 2018, the tangible common equity ratio and tangible book value per share were 9.16% and $22.06, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible common equity and tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company believes that providing a reconciliation from GAAP net income to core net income is useful for comparative analysis to prior periods given the presence of non-recurring items. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Assets
Cash and due from banks	$ 75,411	$ 84,437	$ 89,214	$ 81,249	$ 70,545
Federal funds sold	2,701	2,664	105	2,121	186
Cash and cash equivalents	78,112	87,101	89,319	83,370	70,731

Available for sale investment securities, at fair value	95,163	94,438	92,608	99,050	92,188
Held to maturity investment securities, at amortized cost	21,421	21,464	21,505	21,546	21,579
Loans receivable (net of allowance for loan losses of $15,462, $19,311, $19,006,
$18,801 and $18,904 at December 31, 2018, September 30, 2018, June 30, 2018,
March 31, 2018 and December 31, 2017, respectively)	1,586,775	1,585,465	1,572,591	1,534,565	1,520,879
Foreclosed real estate	-	-	-	487	-
Accrued interest receivable	6,375	6,055	5,522	5,331	5,910
Federal Home Loan Bank stock, at cost	8,110	9,210	9,333	9,310	9,183
Premises and equipment, net	19,771	20,245	20,313	19,207	18,196
Bank-owned life insurance	40,675	40,413	40,146	39,880	39,618
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	290	309	334	358	382
Deferred income taxes, net	4,347	4,583	4,683	4,716	4,904
Other assets	10,037	13,164	11,859	10,834	10,448
Total assets	$ 1,873,665	$ 1,885,036	$ 1,870,802	$ 1,831,243	$ 1,796,607

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$ 173,198	$ 162,473	$ 168,295	$ 161,641	$ 172,638
Interest-bearing	1,329,046	1,330,696	1,297,343	1,264,886	1,225,767
Total deposits	1,502,244	1,493,169	1,465,638	1,426,527	1,398,405

Advances from the Federal Home Loan Bank	160,000	180,000	199,000	199,000	199,000
Subordinated debentures	25,155	25,142	25,129	25,116	25,103
Accrued expenses and other liabilities	12,070	11,971	11,462	14,653	13,072
Total liabilities	1,699,469	1,710,282	1,701,229	1,665,296	1,635,580

Shareholders' equity
Common stock, no par value; 10,000,000 shares authorized,
7,842,271, 7,842,996, 7,841,720, 7,831,804 and 7,751,424 shares issued and outstanding at December 31, 2018, September 30, 2018, June 30, 2018,
March 31, 2018 and December 31, 2017, respectively	120,527	120,188	119,824	119,363	118,301
Retained earnings	54,706	52,386	48,470	44,695	41,032
Accumulated other comprehensive (loss) income	(1,037)	2,180	1,279	1,889	1,694
Total shareholders' equity	174,196	174,754	169,573	165,947	161,027

Total liabilities and shareholders' equity	$ 1,873,665	$ 1,885,036	$ 1,870,802	$ 1,831,243	$ 1,796,607

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
Interest and dividend income
Interest and fees on loans	$ 20,030	$ 19,153	$ 18,114	$ 17,418	$ 17,493	$ 74,715	$ 66,841
Interest and dividends on securities	1,009	1,002	975	935	947	3,921	3,570
Interest on cash and cash equivalents	504	345	325	254	289	1,428	790
Total interest income	21,543	20,500	19,414	18,607	18,729	80,064	71,201

Interest expense
Interest expense on deposits	5,942	5,044	4,309	3,656	3,602	18,951	12,694
Interest expense on borrowings	1,134	1,210	1,197	1,246	1,213	4,787	4,143
Total interest expense	7,076	6,254	5,506	4,902	4,815	23,738	16,837

Net interest income	14,467	14,246	13,908	13,705	13,914	56,326	54,364

Provision (Credit) for loan losses	2,795	322	310	13	(495)	3,440	1,341

Net interest income after provision for loan losses	11,672	13,924	13,598	13,692	14,409	52,886	53,023

Noninterest income
Service charges and fees	284	285	265	256	252	1,090	1,007
Bank owned life insurance	262	267	265	263	289	1,057	1,170
Gains and fees from sales of loans	149	150	315	370	868	984	1,427
Loss on sale of foreclosed real estate, net	-	-	-	-	(78)	-	(78)
Net gain on sale of available for sale securities	-	-	-	222	-	222	165
Other	(94)	157	262	222	210	547	938
Total noninterest income	601	859	1,107	1,333	1,541	3,900	4,629

Noninterest expense
Salaries and employee benefits	4,503	4,903	4,539	5,028	4,603	18,973	16,284
Occupancy and equipment	1,671	1,771	1,731	1,617	1,585	6,790	6,165
Professional services	583	321	424	775	457	2,103	2,072
Data processing	487	512	509	525	399	2,033	1,866
Marketing	416	395	479	297	321	1,587	1,193
Director fees	295	260	274	215	229	1,044	912
FDIC insurance	159	203	203	214	225	779	1,116
Amortization of intangibles	20	24	24	24	25	92	118
Other	662	481	581	508	735	2,232	2,797
Total noninterest expense	8,796	8,870	8,764	9,203	8,579	35,633	32,523

Income before income tax expense	3,477	5,913	5,941	5,822	7,371	21,153	25,129

Income tax expense	216	1,056	1,226	1,222	5,275	3,720	11,299

Net income	$ 3,261	$ 4,857	$ 4,715	$ 4,600	$ 2,096	$ 17,433	$ 13,830

Earnings Per Common Share:
Basic	$ 0.42	$ 0.62	$ 0.60	$ 0.59	$ 0.27	$ 2.23	$ 1.80
Diluted	0.41	0.62	0.60	0.59	0.27	2.21	1.78

Weighted Average Common Shares Outstanding:
Basic	7,749,616	7,738,343	7,722,892	7,676,813	7,624,931	7,722,175	7,572,409
Diluted	7,781,153	7,763,935	7,761,560	7,722,120	7,702,770	7,775,480	7,670,413
Dividends per common share	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.07	$ 0.48	$ 0.28

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
Performance ratios:
Return on average assets *	0.69%	1.04%	1.02%	1.03%	0.46%	0.94%	0.80%
Return on average stockholders' equity *	7.28%	11.13%	11.21%	11.35%	5.15%	10.19%	8.93%
Return on average tangible common equity *	7.40%	11.32%	11.41%	11.56%	5.25%	10.37%	9.10%
Net interest margin	3.20%	3.21%	3.14%	3.15%	3.23%	3.18%	3.30%
Efficiency ratio (1)	58.2%	58.6%	58.2%	62.0%	55.1%	59.2%	54.9%

Net loan charge-offs as a % of average loans	0.41%	0.00%	0.01%	0.01%	0.01%	0.44%	0.03%

*All metrics, as of December 31, 2017, measuring return were impacted primarily as a result of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items.  Please refer to the Q4'17 Earnings Release for further detail.

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	11.56%	11.43%	11.31%	11.18%	10.99%
Total Capital to Risk-Weighted Assets (2)	12.50%	12.61%	12.47%	12.35%	12.19%
Tier I Capital to Risk-Weighted Assets (2)	11.56%	11.43%	11.31%	11.18%	10.99%
Tier I Capital to Average Assets (2)	10.14%	10.14%	10.03%	9.90%	9.61%
Tangible common equity to tangible assets	9.16%	9.13%	8.92%	8.92%	8.81%

Tangible book value per common share (3)	$ 22.06	$ 22.20	$ 21.56	$ 21.12	$ 20.59

Asset quality:
Nonaccrual loans	$ 14,082	$ 21,964	$ 23,325	$ 20,374	$ 5,481
Other real estate owned	-	-	-	487	-
Total non-performing assets	$ 14,082	$ 21,964	$ 23,325	$ 20,861	$ 5,481

Nonperforming loans as a % of total loans	0.88%	1.37%	1.46%	1.31%	0.36%

Nonperforming assets as a % of total assets	0.75%	1.17%	1.25%	1.14%	0.31%

Allowance for loan losses as a % of total loans	0.96%	1.20%	1.19%	1.21%	1.23%

Allowance for loan losses as a % of nonperforming loans	109.80%	87.92%	81.48%	92.28%	344.90%

(1)
Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2)	Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(3)	Excludes unvested restricted shares of 77,624, 101,759, 112,099, 114,336, and 75,186 as of December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

	December 31,	September 30,	December 31,	Current QTD	YTD
Period End Loan Composition	2018	2018	2017	% Change	% Change
Residential Real Estate	$ 178,079	$ 182,740	$ 193,524	(2.6%)	(8.0%)
Commercial Real Estate	1,094,066	1,057,484	987,242	3.5%	10.8%
Construction	73,191	93,941	101,636	(22.1%)	(28.0%)
Total Real Estate Loans	1,345,336	1,334,165	1,282,402	0.8%	4.9%

Commercial Business	258,978	273,065	259,995	(5.2%)	(0.4%)

Consumer	412	389	619	5.9%	(33.4%)
Total Loans	$ 1,604,726	$ 1,607,619	$ 1,543,016	(0.2%)	4.0%

	December 31,	September 30,	December 31,	Current QTD	YTD
Period End Deposit Composition	2018	2018	2017	% Change	% Change
Noninterest-bearing demand	$ 173,198	$ 162,473	$ 172,638	6.6%	0.3%
NOW	61,869	56,270	58,942	10.0%	5.0%
Money Market	471,968	484,048	451,804	(2.5%)	4.5%
Savings	180,487	147,940	83,758	22.0%	115.5%
Time	614,722	642,438	631,263	(4.3%)	(2.6%)
Total Deposits	$ 1,502,244	$ 1,493,169	$ 1,398,405	0.6%	7.4%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	December 31,	September 30,	December 31	Dec 18 vs. Sep 18	Dec 18 vs. Dec 17
	2018	2018	2017	% Change	% Change
Service charges and fees	$ 284	$ 285	$ 252	(0.4%)	12.7%
Bank owned life insurance	262	267	289	(1.9%)	(9.3%)
Gains and fees from sales of loans	149	150	868	(0.7%)	(82.8%)
Loss on sale of foreclosed real estate, net	-	-	(78)	100.0%	(100.0%)
Other	(94)	157	210	(159.9%)	(144.8%)
Total noninterest income	$ 601	$ 859	$ 1,541	(30.0%)	(61.0%)

	For the Quarter Ended
Noninterest expense	December 31,	September 30,	December 31	Dec 18 vs. Sep 18	Dec 18 vs. Dec 17
	2018	2018	2017	% Change	% Change
Salaries and employee benefits	$ 4,503	$ 4,903	$ 4,603	(8.2%)	(2.2%)
Occupancy and equipment	1,671	1,771	1,585	(5.6%)	5.4%
Professional services	583	321	457	81.6%	27.6%
Data processing	487	512	399	(4.9%)	22.1%
Marketing	416	395	321	5.3%	29.6%
Director fees	295	260	229	13.5%	28.8%
FDIC insurance	159	203	225	(21.7%)	(29.3%)
Amortization of intangibles	20	24	25	(16.7%)	(20.0%)
Other	662	481	735	37.6%	(9.9%)
Total noninterest expense	$ 8,796	$ 8,870	$ 8,579	(0.8%)	2.5%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
Noninterest income	December 31,	December 31,	Dec 18 vs. Dec 17
	2018	2017	% Change
Service charges and fees	$ 1,090	$ 1,007	8.2%
Bank owned life insurance	1,057	1,170	(9.7%)
Gains and fees from sales of loans	984	1,427	(31.0%)
Net gain on sale of available for sale securities	222	165	34.5%
Loss on sale of foreclosed real estate, net	-	(78)	(100.0%)
Other	547	938	(41.7%)
Total noninterest income	$ 3,900	$ 4,629	(15.7%)

	For the Year Ended
Noninterest expense	December 31,	December 31,	Dec 18 vs. Dec 17
	2018	2017	% Change
Salaries and employee benefits	$ 18,973	$ 16,284	16.5%
Occupancy and equipment	6,790	6,165	10.1%
Professional services	2,103	2,072	1.5%
Data processing	2,033	1,866	8.9%
Marketing	1,587	1,193	33.0%
Director fees	1,044	912	14.5%
FDIC insurance	779	1,116	(30.2%)
Amortization of intangibles	92	118	(22.0%)
Other	2,232	2,797	(20.2%)
Total noninterest expense	$ 35,633	$ 32,523	9.6%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Total Equity	$ 174,196	$ 174,754	$ 169,573	$ 165,947	$ 161,027
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	290	309	334	358	382
Tangible Common Equity	$ 171,317	$ 171,856	$ 166,650	$ 163,000	$ 158,056

Total Assets	$ 1,873,665	$ 1,885,036	$ 1,870,802	$ 1,831,243	$ 1,796,607
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	290	309	334	358	382
Tangible Assets	$ 1,870,786	$ 1,882,138	$ 1,867,879	$ 1,828,296	$ 1,793,636

Tangible Common Equity to Tangible Assets	9.16%	9.13%	8.92%	8.92%	8.81%

	As of
Computation of Tangible Book Value per Common Share	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Total shareholders' equity	$ 174,196	$ 174,754	$ 169,573	$ 165,947	$ 161,027
Less:
Preferred stock	-	-	-	-	-
Common shareholders' equity	174,196	174,754	169,573	165,947	161,027
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	290	309	334	358	382
Tangible common shareholders' equity	171,317	171,856	166,650	163,000	158,056
Common shares issued	7,842,271	7,842,996	7,841,720	7,831,804	7,751,424
Less:
Shares of unvested restricted stock	77,624	101,759	112,099	114,336	75,186
Common shares outstanding	7,764,647	7,741,237	7,729,621	7,717,468	7,676,238
Book value per share	$ 22.43	$ 22.57	$ 21.94	$ 21.50	$ 20.98
Less:
Effects of intangible assets	$ 0.37	$ 0.37	$ 0.38	$ 0.38	$ 0.39

Tangible Book Value per Common Share	$ 22.06	$ 22.20	$ 21.56	$ 21.12	$ 20.59

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
Computation of Efficiency Ratio	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Noninterest expense	$ 8,796	$ 8,870	$ 8,764	$ 9,203	$ 8,579	$ 35,633	$ 32,523
Less:
Amortization of intangible assets	20	24	24	24	25	92	118
Foreclosed real estate expenses	-	-	-	-	-	-	70
Adjusted noninterest expense	$ 8,776	$ 8,846	$ 8,740	$ 9,179	$ 8,554	$ 35,541	$ 32,335
Net interest income	$ 14,467	$ 14,246	$ 13,908	$ 13,705	$ 13,914	$ 56,326	$ 54,364
Noninterest income	601	859	1,107	1,333	1,541	3,900	4,629
Less:
Gains on sales of securities	-	-	-	222	-	222	165
Loss on sale of foreclosed real estate	-	-	-	-	(78)	-	(78)
Adjusted operating revenue	$ 15,068	$ 15,105	$ 15,015	$ 14,816	$ 15,533	$ 60,004	$ 58,906

Efficiency ratio	58.2%	58.6%	58.2%	62.0%	55.1%	59.2%	54.9%

	For the Quarter Ended					For the Year Ended
Computation of Return on Average Tangible Common Equity	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Net Income Attributable to Common Shareholders	$ 3,261	$ 4,857	$ 4,715	$ 4,600	$ 2,096	$ 17,433	$ 13,830
Total average shareholders' equity	$ 177,685	$ 173,199	$ 168,684	$ 164,369	$ 161,477	$ 171,024	$ 154,929
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	302	325	350	374	398	338	444
Average tangible common equity	$ 174,794	$ 170,285	$ 165,745	$ 161,406	$ 158,490	$ 168,097	151,896

Annualized Return on Average Tangible Common Equity	7.40%	11.32%	11.41%	11.56%	5.25%	10.37%	9.10%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2018			December 31, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 90,131	$ 504	2.23%	$ 103,129	$ 289	1.11%
Securities (1)	117,947	940	3.19%	115,194	1,008	3.50%
Loans:
Commercial real estate	1,053,257	13,253	4.92%	946,213	11,034	4.56%
Residential real estate	179,886	1,707	3.80%	193,970	1,763	3.63%
Construction (2)	82,323	1,115	5.30%	109,594	1,333	4.76%
Commercial business	285,676	3,949	5.41%	266,235	3,353	4.93%
Consumer	363	6	6.33%	970	10	3.76%
Total loans	1,601,505	20,030	4.89%	1,516,982	17,493	4.51%
Federal Home Loan Bank stock	8,782	138	6.27%	9,340	93	3.99%
Total earning assets	1,818,365	$ 21,612	4.65%	1,744,645	$ 18,883	4.23%
Other assets	67,803			66,505
Total assets	$ 1,886,168			$ 1,811,150

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 59,781	$ 65	0.43%	$ 56,567	$ 28	0.20%
Money market	484,932	2,009	1.64%	457,351	1,098	0.95%
Savings	164,534	684	1.65%	86,932	172	0.78%
Time	625,874	3,184	2.02%	647,325	2,304	1.41%
Total interest-bearing deposits	1,335,121	5,942	1.77%	1,248,175	3,602	1.14%
Borrowed Money	189,698	1,134	2.34%	218,718	1,213	2.17%
Total interest-bearing liabilities	1,524,819	$ 7,076	1.84%	1,466,893	$ 4,815	1.30%
Noninterest-bearing deposits	172,390			170,642
Other liabilities	11,274			12,138
Total liabilities	1,708,483			1,649,673
Shareholders' equity	177,685			161,477
Total liabilities and shareholders' equity	$ 1,886,168			$ 1,811,150
Net interest income (3)		$ 14,536			$ 14,068
Interest rate spread			2.81%			2.93%
Net interest margin (4)			3.20%			3.23%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $69 thousand and $154 thousand, respectively for the three months ended December 31, 2018 and 2017.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Year Ended
	December 31, 2018			December 31, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 77,923	$ 1,428	1.84%	$ 85,308	$ 790	0.93%
Securities (1)	118,311	3,686	3.12%	108,775	3,830	3.52%
Loans:
Commercial real estate	1,014,255	47,967	4.66%	907,223	41,638	4.53%
Residential real estate	189,121	7,016	3.71%	194,344	6,983	3.51%
Construction (2)	90,773	4,667	5.07%	107,752	5,195	4.75%
Commercial business	282,425	15,037	5.25%	253,868	12,981	5.04%
Consumer	481	28	5.88%	1,227	44	3.62%
Total loans	1,577,055	74,715	4.67%	1,464,414	66,841	4.50%
Federal Home Loan Bank stock	9,177	517	5.63%	8,486	337	3.97%
Total earning assets	1,782,466	$ 80,346	4.45%	1,666,983	$ 71,798	4.25%
Other assets	68,002			60,904
Total assets	$ 1,850,468			$ 1,727,887

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 60,410	$ 157	0.26%	$ 57,712	$ 93	0.16%
Money market	482,886	6,431	1.33%	404,848	3,427	0.85%
Savings	124,214	1,649	1.33%	102,915	763	0.74%
Time	619,448	10,714	1.73%	633,260	8,411	1.33%
Total interest-bearing deposits	1,286,958	18,951	1.47%	1,198,735	12,694	1.06%
Borrowed Money	213,546	4,787	2.21%	194,875	4,143	2.10%
Total interest-bearing liabilities	1,500,504	$ 23,738	1.58%	1,393,610	$ 16,837	1.21%
Noninterest-bearing deposits	166,566			169,250
Other liabilities	12,374			10,098
Total liabilities	1,679,444			1,572,958
Shareholders' equity	171,024			154,929
Total liabilities and shareholders' equity	$ 1,850,468			$ 1,727,887
Net interest income (3)		$ 56,608			$ 54,961
Interest rate spread			2.87%			3.04%
Net interest margin (4)			3.18%			3.30%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $282 thousand and $597 thousand, respectively for the year ended December 31, 2018 and 2017.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.